UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2010

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 733-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2010, Pfizer Inc. (the “Company”) announced that Mr. Jeffrey B. Kindler has retired from the Company and will no longer serve as Chairman of the Board of Directors and  Chief Executive Officer of the Company or a member of the Company’s Board of Directors, effective December 5, 2010 (the “Effective Date”).

Also on December 5, 2010, the Board of Directors of the Company appointed Mr. Ian C. Read as President and Chief Executive Officer and as a member of the Board of Directors.  Prior to his appointment as President and Chief Executive Officer, Mr. Read, age 57, served as Senior Vice President and Group President, Worldwide Biopharmaceutical Businesses, since 2009.  Prior to this, Mr. Read served as President of Worldwide Pharmaceutical Operations from August 2006 to October 2009.  Mr. Read began his career with the Company in 1978 as an operational auditor and held a number of positions in the Company’s Latin American operations through 1995, including Chief Financial Officer, Pfizer Mexico, and Country Manager, Pfizer Brazil.  He was named President of the Latin American region in 1996, Executive Vice President of Europe in 2000, and Corporate Vice President in 2001, and later assumed responsibility for operations in Canada, Africa and the Middle East. Mr. Read currently serves as a member of the Board of Directors of Kimberly-Clark Corporation.  As of the date of this report, new compensation and benefits arrangements with Mr. Read have not been determined.  As a result of his appointment as President and Chief Executive Officer, Mr. Read will become a member of the Executive Committee of the Board of Directors. The Company further announced that the Board of Directors of the Company will elect a non-executive Chairman from its current membership at its next regularly scheduled meeting that will take place within the next two weeks.

In connection with Mr. Kindler’s retirement, on the Effective Date, Mr. Kindler and the Company entered into a separation agreement (the “Separation Agreement”).  Pursuant to the terms of the Separation Agreement, in consideration for a release of claims from Mr. Kindler, Mr. Kindler’s agreement to cooperate with the Company with respect to ongoing litigation and other transition matters and Mr. Kindler’s agreement to non-competition, non-solicitation, non-disparagement and confidentiality covenants, Mr. Kindler will receive the following:

  Bonus for 2010: A cash payment of $3,252,500, representing a payment with respect to Mr. Kindler’s bonus for 2010.

  Short Term Incentive Shift Award for 2010: A cash payment of $1,800,000 in full settlement of Mr. Kindler’s Short Term Incentive Shift Award for 2010.

  Severance: A cash severance payment of $4,510,500, which is equal to one times Mr. Kindler’s salary plus his target bonus.

  Restricted Stock Units (“RSUs”): Mr. Kindler’s RSUs that were issued in annual grants will vest pro rata as if he remained in the Company’s employ through February 26, 2011.  Mr. Kindler’s RSUs that were granted in settlement of the Performance Contingent Share Awards and Performance Share Awards that were outstanding at the time of his election as Chief Executive Officer in 2006 did not meet the applicable performance condition necessary for vesting. As a result, Mr. Kindler will retain 377,586 of the 831,839 RSUs that he was previously granted. These retained RSUs will be settled in shares of Pfizer stock in December 2010.

  Performance Share Awards (“PSAs”): Mr. Kindler’s PSAs will vest pro rata as if he remained in the Company’s employ through February 26, 2011, such that Mr. Kindler will retain 266,576  of the 410,024 PSAs that he was previously granted. In accordance with their terms, these retained PSAs will be settled in shares of Pfizer stock at the end of the respective performance periods, with a payment range of 0% to 200%, if and to the extent that the relative total shareholder return goals for the respective performance periods are attained and contingent on the Compensation Committee’s approval of the payment.

  Total Shareholder Return Units/Stock Appreciation Rights (“TSRUs”): Mr. Kindler’s TSRUs will be treated as if he remained in the Company’s employ through February 26, 2011 and as if his retirement were an early retirement, such that Mr. Kindler will retain all 1,713,759 TSRUs that he was previously granted. In accordance with their terms, each of these TSRUs will be settled in shares of Pfizer stock with a value equal to the change in the market price of a share of Pfizer stock, plus the value of dividends accumulated, over the five-year performance period if and to the extent that this is a positive amount at the time of settlement.

  Stock Options: All 1,996,000 of Mr. Kindler’s vested stock options, to the extent not exercised, will be forfeited three months after the Effective Date in accordance with their terms. Mr. Kindler has forfeited 500,000 unvested stock options that were the subject of a special grant made in connection with his election as Chief Executive Officer in 2006.

  Retirement Benefit: The present value of Mr. Kindler’s retirement benefit is approximately $6.9 million. Of this amount, approximately $5.3 million had vested as of the Effective Date and approximately $1.6 million results from the treatment of Mr. Kindler’s retirement as if it were an early retirement for purposes of the Company’s Supplemental Retirement Plan.

  Medical and Life Insurance Benefits: Mr. Kindler will be entitled to the continuation of his medical and life insurance coverage for 12 months following the Effective Date  at active employee rates.

All of Mr. Kindler’s long-term awards (RSUs, TSRUs, PSAs and Short Term Incentive Shift Award) remain subject to recovery by the Company if, at any time within one year of settlement, he engages in an activity harmful to the Company (as defined in the terms and conditions of the related grant). Pursuant to the Separation Agreement, Mr. Kindler and the Company agreed to a mutual release of claims and non-disparagement obligations. Mr. Kindler further agreed to cooperate with the Company with respect to ongoing litigation and other transition matters and to non-competition, non-solicitation and confidentiality obligations.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 and incorporated by reference herein.

In connection with the foregoing, the Company issued a press release which is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement, dated as of December 5, 2010, between Jeffrey B. Kindler and Pfizer Inc.
99.1	Press Release dated December 5, 2010

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By: /s/ Matthew Lepore Matthew Lepore
Title: Vice President, Chief Counsel - Corporate Governance and Assistant General Counsel
Dated: December 9, 2010

EXHIBIT INDEX

Number	Description
10.1	Separation Agreement, dated as of December 5, 2010, between Jeffrey B. Kindler and Pfizer Inc.
99.1	Press Release dated December 5, 2010